Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2013 FIRST QUARTER RESULTS

SAINT LOUIS, MO — August 29, 2012 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the first quarter of fiscal year 2013 ended July 29, 2012 and other Company-related news.

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per shares data, unaudited):

	Three Months Ended
	July 29,	July 24,
	2012	2011
Net revenues	$235.8	$227.6
Consolidated adjusted EBITDA (1)	45.0	38.9

Income (loss) from continuing operations	4.7	(2.5)
Income from discontinued operations	1.9	0.2
Net income (loss)	6.7	(2.3)
Diluted income (loss) per share from continuing operations	0.12	(0.07)
Diluted income per share from discontinued operations	0.05	0.01
Diluted income (loss) per share	0.17	(0.06)

Commenting on the results, President and Chief Executive Officer Virginia McDowell said, “While the economic softness being experienced across our industry clearly impacted our results, we successfully increased revenues and EBITDA at several of our properties during the quarter, even not considering those impacted by flooding during prior year. However, our results at certain properties were impacted by construction disruption, transition costs associated with our enhanced Fan Club® and an increased competitive environment.  Our successes were driven by continuing our plan to enhance the guest experience and contain costs wherever possible, which led to incremental earnings growth at those properties.

“We are making great progress towards the fulfillment of our three primary strategic initiatives. First, our business is more efficient as we continue to trim our costs, realign our casinos and decrease our corporate spending.  Secondly, targeted capital improvements and improved service and loyalty programs are elevating the guest experience, attracting new guests and repeat visitation.  Third, we look forward to opening Cape Girardeau at least two months ahead of the original schedule and to beginning construction on Nemacolin, once we complete the design and regulatory processes. We will also soon complete the rebranding of Vicksburg, and the renovation of our main hotels in Lake Charles and Black Hawk by the end of the calendar year. We continue to renew our asset base in a capital efficient manner.”

Operating Results

Net revenues for the quarter increased to $235.8 million from $227.6 million and property Adjusted EBITDA rose to $52.1 million from $49.1 million. Comparisons to prior year were impacted by the closure of five properties for part of the first quarter in fiscal year 2012 due to flooding of the Mississippi River offset by general economic softness and a pull-back in discretionary spending.

Recent enhancements to the customer experience across our portfolio, including facility renovations, new food and beverage outlets and also the continued introduction of our improved Fan Club® loyalty program as well as focused cost control efforts led to improved operating performance at several of our properties in spite of the economic softness.  Our Pompano and Kansas City properties continue to face increased competitive pressures from major expansions or new competitors in their markets.  Additionally our Lake Charles, Vicksburg and Blackhawk properties experienced construction disruption from on-going facility enhancements.  We also incurred significant transition costs associated with our improved Fan Club® in Lake Charles.

Corporate Expenses and Other Items

Corporate and development expenses were $8.5 million for the quarter, a decrease of $3.8 million compared to prior year, primarily the result of lower incentive compensation and decreased insurance costs.

Non-cash stock compensation expense was $1.3 million for the quarter compared to $1.8 million in the first quarter of fiscal 2012.

Preopening costs associated with Cape Girardeau were $0.7 million in the first quarter of fiscal 2013.

Experience Enhancements

We continue to make targeted cost-efficient improvements at our properties in an effort to reposition our product offerings and exceed customer expectations. We are focused on improving the guest experience by refreshing and right sizing many of our casinos floors and, in particular, are improving and expanding our array of non-gaming amenities.

Rebranding — At Rainbow Casino in Vicksburg, we expect to complete the $5 million Lady Luck Casino rebranding by the end of the second quarter of fiscal 2013.  The rebranding will introduce upgraded amenities from our portfolio of brands including an Otis & Henry’s restaurant, a Lone Wolf bar, and will also incorporate an improved gaming floor, including new carpet, fresh paint and a more customer friendly and efficient gaming layout.

Hotel Renovations — We are currently renovating 253 hotel rooms in the main hotel tower in Lake Charles and 237 rooms in the Isle Black Hawk Hotel. We expect the $15 million complete refurbishment of the main hotel tower in Lake Charles to be complete by the end of the calendar year.  In Black Hawk, we are replacing carpet, wall coverings, furniture and fixtures at an expected cost of $2.0 million, and expect to be complete by December 1, 2012.

Food and Beverage Offerings — Our first Farmer’s Pick Buffet in Boonville has received outstanding customer feedback and contributed to improved results. We intend to open four additional Farmer’s Pick Buffets in fiscal 2013 at our properties in Cape Girardeau, Pompano, Black Hawk and Waterloo.  Additionally, a Lone Wolf bar at our Waterloo facility will open during September 2012.

Customer Loyalty Program — Our enhanced customer loyalty program, the Fan Club®, has been implemented at nine of our properties, and continues to deliver more guest satisfaction through a more efficient platform.  We intend to have it fully implemented across the portfolio by the end of fiscal 2013.

Cape Girardeau Remains on Schedule

We expect to open our new $135 million facility in Cape Girardeau, Missouri by November 1, 2012, two months ahead of the initial schedule.  Isle Casino Cape Girardeau will feature 1,000 slot machines, 28 table games, 3 restaurants, a sky deck lounge overlooking the Mississippi River, and a 750-seat event center.

Lady Luck Casino at Nemacolin Woodlands Resort Decision Affirmed

On August 20, 2012 the Pennsylvania Supreme Court affirmed the decision of the Pennsylvania Gaming Control Board to award a resort gaming license to Nemacolin Woodlands Resort, where we will develop and manage a Lady Luck Casino.  We currently are finalizing our construction plans and preparing to receive formal bids for the construction on the facility, while we work with the Pennsylvania Gaming Control Board through the remainder of the licensing process.  Construction of the project is expected to take 9 to 12 months once we begin, and is planned to include 600 slot machines, 28 table games, an Otis & Henry’s restaurant, and a Lone Wolf bar.

Discontinued Operations

We continue to move forward with the sale of our Biloxi property and expect to close the transaction by the end of October, subject to regulatory approval.

Capital Structure

As of July 29, 2012, the Company had:

•                  $89.4 million in cash and cash equivalents, excluding $12.9 million in restricted cash;

•                  $1.1 billion in total debt; and

•                  $277 million in net line of credit availability.

First quarter capital expenditures were $43.0 million, of which $27.7 million related to Cape Girardeau, $4.1 million related to project capital expenditures at Lake Charles and Vicksburg,

and $11.2 million related to maintenance capital expenditures.  The Company expects to have approximately $40 million in additional maintenance capital expenditures for the balance of the fiscal year and approximately $70 million in project capital expenditures, including Cape Girardeau.

Dale Black Chief Financial Officer commented, “With the August 7 completion of our $350 million of 8.875% Senior Subordinated Notes offering our nearest debt maturity is not until 2016.  Coupled with our steady deleveraging our capital structure is stronger than at any time in the last several years.” As a result of this transaction, the company expects to incur charges of approximately $3.0 million in the second quarter related to the write-off of deferred financing costs, issuance costs and other related fees.

The company revised its expected interest expense for the remainder of fiscal 2013 to approximately $66 million to reflect the increase in interest rates as a result of the new bonds.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, August 29, 2012 at 10:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 877-917-8929.  International callers can access the conference call by dialing 517-308-9020.  The conference call reference number is 315572. The conference call will be recorded and available for review starting at 11:59 pm central on Wednesday, August 29, 2012, until midnight central on Wednesday, September 5, 2012, by dialing 866-430-8792; International: 203-369-0939 and access number 6427.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 15 casino properties that it owns and operates, primarily under the Isle and Lady Luck brands.  The Company currently owns and operates gaming and entertainment facilities in Mississippi, Louisiana, Iowa, Missouri, Colorado and Florida. The Company is also currently developing a new facility in Cape Girardeau, Missouri and has been selected to develop a new facility at the Nemacolin Woodlands Resort in Western Pennsylvania.  More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

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ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	July 29,	July 24,
	2012	2011
Revenues:
Casino	$250,269	$235,227
Rooms	8,630	8,472
Food, beverage, pari-mutuel and other	32,806	29,627
Gross revenues	291,705	273,326
Less promotional allowances	(55,882)	(45,722)
Net revenues	235,823	227,604
Operating expenses:
Casino	38,496	35,971
Gaming taxes	61,628	59,517
Rooms	1,773	1,919
Food, beverage, pari-mutuel and other	10,104	9,953
Marine and facilities	13,700	14,126
Marketing and administrative	57,956	56,947
Corporate and development	8,473	12,266
Preopening	687	36
Depreciation and amortization	16,822	19,176
Total operating expenses	209,639	209,911
Operating income	26,184	17,693
Interest expense	(20,431)	(21,825)
Interest income	175	243
Derivative income (expense)	134	(231)

Income (loss) from continuing operations before income taxes	6,062	(4,120)
Income tax (provision) benefit	(1,318)	1,561
Income (loss) from continuing operations	4,744	(2,559)
Income from discontinued operations, net of income taxes	1,917	236
Net income (loss)	$6,661	$(2,323)

Income (loss) per common share-basic:
Income (loss) from continuing operations	$0.12	$(0.07)
Income from discontinued operations, net of income taxes	0.05	0.01
Net income (loss)	$0.17	$(0.06)

Income (loss) per common share-dilutive:
Income (loss) from continuing operations	$0.12	$(0.07)
Income from discontinued operations, net of income taxes	0.05	0.01
Net income (loss)	$0.17	$(0.06)

Weighted average basic shares	39,018,281	38,277,150
Weighted average diluted shares	39,035,280	38,277,150

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	July 29,	April 29,
	2012	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,409	$94,461
Marketable securities	24,575	24,943
Accounts receivable, net	5,659	6,941
Insurance receivable	80	7,497
Income taxes receivable	4,811	2,161
Deferred income taxes	615	627
Prepaid expenses and other assets	30,606	18,950
Assets held for sale	47,445	46,703
Total current assets	203,200	202,283
Property and equipment, net	980,966	950,014
Other assets:
Goodwill	330,903	330,903
Other intangible assets, net	56,376	56,586
Deferred financing costs, net	11,936	13,205
Restricted cash	12,895	12,551
Prepaid deposits and other	9,481	9,428
Total assets	$1,605,757	$1,574,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,402	$5,393
Accounts payable	28,806	23,536
Accrued liabilities:
Payroll and related	36,324	38,566
Property and other taxes	24,629	19,522
Interest	21,209	9,296
Progressive jackpots and slot club awards	15,025	14,892
Liabilities related to assets held for sale	4,587	4,362
Other	42,674	40,549
Total current liabilities	178,656	156,116
Long-term debt, less current maturities	1,147,589	1,149,038
Deferred income taxes	37,103	36,057
Other accrued liabilities	33,844	33,583
Other long-term liabilities	16,799	16,556
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at July 29, 2012 and 42,066,148 at April 29, 2012	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	245,196	247,855
Retained earnings (deficit)	(19,997)	(26,658)
Accumulated other comprehensive (loss) income	(693)	(855)
	224,927	220,763
Treasury stock, 2,753,233 shares at July 29, 2012 and 3,083,867 shares at April 29, 2012	(33,161)	(37,143)
Total stockholders’ equity	191,766	183,620
Total liabilities and stockholders’ equity	$1,605,757	$1,574,970

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended
	July 29,	July 24,
	2012	2011
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$33,578	$35,924
Kansas City, Missouri	18,520	19,658
Boonville, Missouri	20,388	20,087
Bettendorf, Iowa	19,855	20,081
Marquette, Iowa	7,381	7,501
Waterloo, Iowa	21,412	20,500
Black Hawk, Colorado	31,353	31,361
Pompano, Florida	34,685	34,702
	187,172	189,814
Properties Impacted by Flooding
Natchez, Mississippi	7,001	4,025
Lula, Mississippi	14,631	9,752
Vicksburg, Mississippi	7,558	6,379
Caruthersville, Missouri	8,633	7,212
Davenport, Iowa	10,646	10,254
	48,469	37,622

Property Net Revenues before Other	235,641	227,436

Other	182	167

Net Revenues from Continuing Operations	$235,823	$227,603

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended July 29, 2012
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening	Adjusted EBITDA
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$3,363	$2,112	$4	$—	$5,479
Kansas City, Missouri	3,115	1,039	2	—	4,156
Boonville, Missouri	6,494	867	5	—	7,366
Bettendorf, Iowa	3,530	1,713	5	—	5,248
Marquette, Iowa	1,259	431	5	—	1,695
Waterloo, Iowa	4,914	1,492	5	—	6,411
Black Hawk, Colorado	5,408	2,148	10	—	7,566
Pompano, Florida	2,737	1,774	6	—	4,517
	30,820	11,576	42	—	42,438
Properties Impacted by Flooding
Natchez, Mississippi	843	468	5	—	1,316
Lula, Mississippi	1,107	1,723	5	—	2,835
Vicksburg, Mississippi	595	1,044	4	—	1,643
Caruthersville, Missouri	823	856	5	—	1,684
Davenport, Iowa	1,601	528	5	—	2,134
	4,969	4,619	24	—	9,612

Total Operating Properties	35,789	16,195	66	—	52,050
Corporate and Other	(9,605)	627	1,252	687	(7,039)
Total	$26,184	$16,822	$1,318	$687	$45,011

	Three Months Ended July 24, 2011
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening	Adjusted EBITDA
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$4,459	$2,309	$19	$—	$6,787
Kansas City, Missouri	3,190	939	5	—	4,134
Boonville, Missouri	6,318	878	19	—	7,215
Bettendorf, Iowa	2,974	2,029	5	—	5,008
Marquette, Iowa	1,293	432	7	—	1,732
Waterloo, Iowa	4,153	1,630	14	—	5,797
Black Hawk, Colorado	3,633	3,006	9	—	6,648
Pompano, Florida	2,920	2,633	5	—	5,558
	28,940	13,856	83	—	42,879
Properties Impacted by Flooding
Natchez, Mississippi	194	360	8	—	562
Lula, Mississippi	(588)	1,771	19	—	1,202
Vicksburg, Mississippi	(35)	1,269	—	—	1,234
Caruthersville, Missouri	195	785	8	—	988
Davenport, Iowa	1,692	564	8	—	2,264
	1,458	4,749	43	—	6,250

Total Operating Properties	30,398	18,605	126	—	49,129
Corporate and Other	(12,705)	571	1,821	36	(10,277)
Total	$17,693	$19,176	$1,947	$36	$38,852

Isle of Capri Casinos, Inc.

Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended
	July 29,	July 24,
	2012	2011
Income (loss) from continuing operations	$4,744	$(2,559)
Income tax provision	1,318	(1,561)
Derivative (income) expense	(134)	231
Interest income	(175)	(243)
Interest expense	20,431	21,825
Depreciation and amortization	16,822	19,176
Stock-based compensation	1,318	1,947
Preopening	687	36
Adjusted EBITDA	$45,011	$38,852

1.              Adjusted EBITDA is “earnings before interest and other non-operating income (expense), income taxes, stock-based compensation, preopening expense and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.  Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.